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Exhibit 3.141

[SEAL OF STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE    •    Secretary of State

AUGUST 23, 2007	0230091-5

    C T CORPORATION SYSTEM
    208 SO LASALLE ST, SUITE 814
    CHICAGO, IL 60604-1101

RE STONEHILL SQUARE LLC

DEAR SIR OR MADAM:

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF ORGANIZATION THAT CREATED YOUR LIMITED LIABILITY COMPANY. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

THE LIMITED LIABILITY COMPANY MUST FILE AN ANNUAL REPORT PRIOR TO THE FIRST DAY OF ITS ANNIVERSARY MONTH NEXT YEAR. A PRE-PRINTED ANNUAL REPORT FORM WILL BE SENT TO THE REGISTERED AGENT AT THE ADDRESS SHOWN ON THE RECORDS OF THIS OFFICE APPROXIMATELY 60 DAYS PRIOR TO ITS ANNIVERSARY MONTH.

MANY SERVICES ARE NOW AVAILABLE ON-LINE AT WWW.CYBERDRIVEILLINOIS.COM. AMONG OTHER SERVICES AT THIS SITE, YOU MAY CHECK THE STATUS OF THIS COMPANY, PURCHASE A CERTIFICATE OF GOOD STANDING, OR EVEN FILE THE ANNUAL REPORT REFERRED TO IN THE PREVIOUS PARAGRAPH.

SINCERELY YOURS,

JESSE WHITE
SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES
LIMITED LIABILITY COMPANY DIVISION
TELEPHONE (217)524-8008

JW:LLC

Springfield, Illinois 62756

Form LLC-5.5 April 2007	Illinois Limited Liability Company Act Articles of Organization	File # 02300915

Secretary of State Jesse White Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com	[BAR CODE] LL0015510 This space for use by Secretary of State	This space for use by Secretary of State. Filed: 8/23/2007

Payment must be made by certified check, cashier's check, Illinois attorney's check, C.P.A.'s check or money order payable to Secretary of State.	Filing Fee: $500 Approved: PHS	JESSE WHITE SECRETARY OF STATE

1.	Limited Liability Company Name:	STONEHILL SQUARE LLC

The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.
2.	Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.) .
5999 NEW WILKE ROAD, ROLLING MEADOWS, ILLINOIS 60008

3.	Articles of Organization effective on: (check one)
☒ the filing date
	☐ a later date (not to exceed 60 days after the filing date):		Month, Day, Year
4.	Registered Agent's Name and Registered Office Address:
	Registered Agent:	CT CORPORATION SYSTEM

		First Name	Middle Initial	Last Name
	Registered Office:	208 SOUTH LASALLE STREET		814

	(P.O. Box alone or c/o is unacceptable.)	Number	Street	Suite #
		CHICAGO	60604	COOK

		City	ZIP Code	County
5.	Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional sheets of this size.)
"The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."
IRS CODE: 531390
6.	Latest date, if any, upon which the company is to dissolve:

	(Leave blank if duration is perpetual.)		Month, Day, Year

Printed by authority of the State of Illinois. April 2007 — 4M — LLC-4.11

LLC-5.5

7.
(OPTIONAL) Other provisions for the regulation of the Internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

8.
The Limited Liability Company: (Check either a or b below.)

a.
☐ is managed by the manager(s) (List names and business addresses.)

b.
☒ has management vested in the member(s) (List names and addresses.)

KIMBALL HILL, INC, 6999 NEW WILKE ROAD ROLLING MEADOWS, IL 60008	31870551
9.
Name and Address of Organizer(s)

    I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated	August 23rd,	2007

	Month & Day	Year
1.	/s/ Hal H. Barber	1.	5999 NEW WILKE ROAD

	Signature		Number	Street
	Hal H. Barber		ROLLING MEADOWS

	Name (type or print)		City/Town
			ILLINOIS	60008

	Name if a Corporation or other Entity, and Title of Signer		State	ZIP Code
2.		2.

	Signature		Number	Street

	Name (type or print)		City/Town

	Name if a Corporation or other Entity, and Title of Signer		State	Zip Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed by authority of the State of Illinois. April 2007 — 4M — LLC-4.11

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  Exhibit 3.141